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                        [Arthur Andersen LLP letterhead]

                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated March 15, 1996 (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
May 17, 1996